                                                               EXHIBIT 99.(A)(5)


                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                          OUTBOARD MARINE CORPORATION

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, $0.15 par value per share (the "Shares"), of Outboard Marine Corporation, a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See
Section 3 of the Offer to Purchase, dated July 15, 1997 (the "Offer to
Purchase").
                                The Depositary:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

           By Mail:                By Overnight Courier:            By Hand Delivery:
        P.O. Box 3305                85 Challenger Rd.          120 Broadway, 13(th) Floor
  South Hackensack, NJ 07606         Mail Drop -- Reorg             New York, NY 10271
     Attn: Reorganization        Ridgefield Park, NJ 07660         Attn: Reorganization
          Department                Attn: Reorganization                Department
                                         Department
                                 By Facsimile Transmission:
                                       (201) 329-8936
                                        To Confirm:
                                       (201) 296-4860

                               ------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

     The undersigned hereby tenders to OMC Acquisition Corp., upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:                                                      SIGN HERE
Certificate No(s). (if available):                     Name(s):
-----------------------------------------------------  -----------------------------------------------------
-----------------------------------------------------
                                                       -----------------------------------------------------
                                                       (PLEASE PRINT)

If Securities will be tendered by
book-entry transfer:
                                                       Address:
Name of Tendering Institution:
                                                                                                  (ZIP CODE)

                                                       Area Code and Telephone No.:
Account Number: at
[ ] The Depository Trust Company
[ ] Philadelphia Depository Trust Company
                                                       Signature(s):

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent's Medallion Program guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof), or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

Name of Firm:                                          Title:
             ------------------------                        ----------------------------------
                                                       Name:
-------------------------------------                       -----------------------------------
      (AUTHORIZED SIGNATURE)                                   (PLEASE PRINT OR TYPE)

Address:                                               Area Code and Telephone No.:
        -----------------------------                                              ------------

-------------------------------------                  ----------------------------------------

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM -- CERTIFICATES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

Dated:             , 1997

                                        3